UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2006

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) Effective as of October 12, 2006, Ener1 Group, Inc. ("Group"), Ener1, Inc.’s ("Ener1") majority shareholder, has agreed with Ener1 to pay a portion of the costs of Ener1 with respect to Ener1’s employment of Mr. Ajit Habbu as its Chief Financial Officer, which position he assumed on October 16, 2006 (see Item 5.02 herein). Group will pay to Ener1 an amount equal to approximately 31% of the compensation and benefits of Mr. Habbu paid to or for Mr. Habbu by Ener1. Mr. Habbu will spend a portion of his time performing services for Group as its Chief Financial Officer. This arrangement will remain in force until Ener1 no longer employs Mr. Habbu and all of Group’s obligations to pay such costs have been fulfilled.

(b) Effective as of October 12, 2006, Ener1 entered into an employment agreement with Mr. Habbu, under which Mr. Habbu will serve at its Chief Financial Officer. Mr. Habbu’s salary under the agreement is initially $325,000 per year, of which $100,000 will be paid by Group in accordance with a separate arrangement between Group and Ener1. (See Item 1.01(a) above.) The employment agreement has term of five years and may be terminated with or without cause (as defined in the agreement) by Ener1, with 90 days notice if without cause. In the event of a termination without cause, the agreement calls for Ener1 to pay Mr. Habbu severance in the form of his base salary for a period of six months. The agreement calls for Mr. Habbu to be awarded an option to purchase 2.5 million shares of Ener1 common stock, which would vest 30%, 30% and 40%, respectively, on the first three anniversaries of the date of grant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 16, 2006, Mr. Habbu assumed the position of Chief Financial Officer of Ener1, pursuant to an employment agreement (see Item 1.01(b) above.)

Prior to joining Ener1, Mr. Habbu was Executive Vice President and Chief Financial Officer of Vixia, LLC, a provider of process solutions and support services for healthcare organizations, using radio frequency identification and ultrasound technologies. From 1999 to 2005, Mr. Habbu was with Recall Corporation, a global document management business with operations in 22 countries, where he served as Senior Vice President and Chief Financial Officer. From 1983 to 1999, Mr. Habbu was with IBM Corporation, where he served in a number of executive positions, including Chief Financial Officer of its Education Business Unit.

Mr. Habbu holds a B.S. degree in Chemical Engineering from the Indian Institute of Technology, an M.S. degree in Systems and Industrial Engineering from the University of Iowa, and an M.B.A. with a concentration in Financial and International Business from the University of Chicago.

On October 16, 2006, Gerard Herlihy resigned as CFO of Ener1 to resume his duties as President and CFO of Splinex Technology Inc., an Ener1 Group related company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

October 16, 2006	By:	Ronald Stewart

Name: Ronald Stewart
Title: General Counsel and Secretary